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                                                                    EXHIBIT 99.1


NEWS RELEASE                                              GROUP 1 AUTOMOTIVE INC
                                      950 Echo Lane, Suite 100 Houston, TX 77024


AT GROUP 1:              Chairman, President and CEO    B.B. Hollingsworth, Jr.    (713) 647-5700
                         EVP, CFO and Treasurer         Scott L. Thompson          (713) 647-5700
                         Manager, Investor Relations    Kim Paper                  (713) 647-5700

AT Fleishman-Hillard:    Investors/Media                Russell A. Johnson         (713) 513-9515


FOR IMMEDIATE RELEASE
THURSDAY, MAY 1, 2003

      GROUP 1 AUTOMOTIVE POSTS INCREASE IN REVENUES FOR FIRST QUARTER 2003;
                       EPS MATCHES 2002 RECORD PERFORMANCE

        WITH SOLID FIRST-QUARTER RESULTS, EPS GUIDANCE FOR 2003 CONFIRMED


HOUSTON, MAY 1, 2003--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today reported more than $1.0 billion in revenues and an
11.8 percent increase in gross profit for the first quarter ended March 31, 2003. In a challenging period for the automobile industry, the Company reported diluted earnings per share of $0.64 for the quarter, equal to the record first quarter of 2002.

"This quarter's performance demonstrates the flexibility of our business model," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "We dealt with the uncertainty of the marketplace and delivered solid financial performance."

HIGHLIGHTS:

o  REVENUES INCREASE 8.8 PERCENT TO MORE THAN $1.0 BILLION
o  GROSS MARGIN EXPANDS TO 16.5 PERCENT VS. 16.0 PERCENT
o  PARTS & SERVICE AND FINANCE & INSURANCE REVENUES EXPERIENCE DOUBLE-DIGIT
   GROWTH
o  DILUTED EPS AT $0.64 EQUAL TO 1Q 2002

                    SUMMARY RESULTS OF OPERATIONS (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                                  2003        2002
                                                ---------   ---------
          REVENUES                              $ 1,029.8   $   946.1
          GROSS PROFIT                          $   169.4   $   151.5
          INCOME FROM OPERATIONS                $    31.4   $    31.8
          NET INCOME                            $    14.8   $    15.5
          DILUTED EARNINGS PER SHARE            $    0.64   $    0.64


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RESULTS FOR THE FIRST QUARTER
For the first quarter ended March 31, 2003, revenues grew 8.8 percent to $1.0 billion from $946.1 million during the same period last year. As the overall automobile market declined, same store revenues fell 7.8 percent, compared with a 0.4 percent decline in the first quarter of 2002. Revenues contributed by dealerships acquired during 2002 and 2003 offset the decline.

New vehicle retail sales expanded 7.5 percent, on a unit sales increase of 6.8 percent. Used vehicle retail sales rose 3.3 percent, with retail unit sales 0.9 percent higher. Parts and service and finance and insurance revenues grew 21.2 percent and 17.8 percent, respectively.

Gross margin for the quarter increased to 16.5 percent compared with 16.0 percent during the year-ago period, as revenues increased in each category and the Company benefited from rapid growth in its higher-margin businesses - parts and service and finance and insurance. Income from operations was $31.4 million versus $31.8 million, a 1.4 percent decrease. Operating margin was 3.0 percent compared with 3.4 percent during the year-ago period.

Net income decreased 4.4 percent to $14.8 million from $15.5 million, and diluted average shares outstanding decreased 4.7 percent to 23.0 million. This resulted in diluted earnings per share of $0.64 for the first quarter of 2003 which is consistent with the same period last year.

"This performance, during a less vigorous economic period, keeps us on track to achieve our goal of growing earnings per share for the sixth consecutive year," said Hollingsworth, who noted that from a brand standpoint Toyota/Lexus and Honda were among the strongest performers. "We had an outstanding performance from our Los Angeles platform, acquired in the third quarter last year," he added.

MANAGEMENT'S OUTLOOK
"We expect a solid vehicle market in 2003, although volatile at times and less robust than 2002. Based on our financial performance this quarter, we are comfortable confirming the range of our diluted earnings per share guidance for 2003 of $3.10 to $3.30. Earnings growth is expected to emanate from a combination of acquisitions and improved dealership performance, as well as common stock repurchases, as warranted," commented Hollingsworth. During the first quarter of 2003, the Company repurchased 117,000 shares of its common stock at an average price of $21.35. As of March 31, 2003, the Company had remaining board of directors' authorization to repurchase $22.5 million of its common stock.

Group 1 continues to seek strategic tuck-in acquisitions to augment its current markets, as well as platform acquisitions to enter new markets, targeting to add dealerships with aggregate annual revenues of approximately $800 million. Year-to-date, the Company has acquired three franchises with $131.2 million in annual revenues, and disposed of one franchise with $47.4 million in annual revenues in Oklahoma City, Oklahoma. In addition, a previously announced add-point Ford dealership was opened in Pensacola, Florida, with $40.0 million in anticipated annual revenues. Hollingsworth stated, "Group 1's stable cash flow from operations, combined with one of the strongest balance sheets in the industry, allows us to take advantage of opportunities to make investments that enhance shareholder value."

FIRST-QUARTER CONFERENCE CALL
Group 1 will hold a conference call to discuss the first-quarter results at 10 a.m. ET on Thursday, May 1, 2003. The call can be accessed live and will be available for replay over the Internet via www.vcall.com, or through Group 1's website, www.group1auto.com, for 30 days.


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ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns 73 automotive dealerships comprised of 114 franchises, 29 different brands, and 25 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

    GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

   o  earnings per share for the year ending 2003
   o  the completion of future acquisitions
   o  operating cash flows and availability of capital
   o  future stock repurchases
   o changes in sales volumes in the new and used vehicle and parts and service markets
   o business trends, including incentives, new vehicle sales, product cycles and interest rates
   o  ability to adjust cost structure
   o  dealership operating performance

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

   o the future economic environment, including consumer confidence, interest rates, the level of manufacturer incentives and the availability of consumer credit may affect the demand for new and used vehicles and parts and service sales
   o the effect of adverse international developments such as war, terrorism, political conflicts or other hostilities
   o  regulatory environment, adverse legislation, or unexpected litigation
   o our principal automobile manufacturers, especially Ford, Toyota/Lexus, GM and DaimlerChrysler, may not continue to produce or make available to us vehicles that are in high demand by our customers
   o requirements imposed on us by our manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities
   o our dealership operations may not perform at expected levels or achieve expected improvements
   o we may not achieve expected future cost savings and our future costs could be higher than we expected
   o available capital resources and various debt agreements may limit our ability to complete acquisitions, complete construction of new or expanded facilities or repurchase shares
   o  our cost of financing could increase significantly
   o new accounting standards could materially impact our reported earnings per share
   o we may not complete additional acquisitions or the pace of acquisitions may change
   o  we may not be able to adjust our cost structure
   o  we may lose key personnel
   o competition in our industry may impact our operations or our ability to complete acquisitions
   o we may not achieve expected sales volumes from the franchises granted to us
   o  insurance costs could increase significantly


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   o  we may not obtain inventory of new and used vehicles and parts, including imported inventory, at the cost or in the volume we expect

This information and additional factors that could affect our operating results and performance are described in our Form 10-K, set forth under the headings "Business-Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We urge you to carefully consider those factors.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.


                           FINANCIAL TABLES TO FOLLOW


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                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED
                                                                         MARCH 31,
                                                               -----------------------------
                                                                   2003             2002
                                                               ------------     ------------
REVENUES:
New vehicle retail sales                                       $    593,754     $    552,523
Used vehicle retail sales                                           225,198          217,933
Used vehicle wholesale sales                                         61,004           51,068
Parts & service sales                                               111,113           91,691
Finance & insurance revenues, net                                    38,722           32,859
                                                               ------------     ------------
         Total revenues                                           1,029,791          946,074

COST OF SALES:
New vehicle retail sales                                            551,029          509,951
Used vehicle retail sales                                           197,058          191,471
Used vehicle wholesale sales                                         62,799           52,363
Parts & service sales                                                49,457           40,780
                                                               ------------     ------------
         Total cost of sales                                        860,343          794,565

Gross Profit                                                        169,448          151,509

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                        134,838          116,877

DEPRECIATION AND AMORTIZATION EXPENSE                                 3,250            2,836
                                                               ------------     ------------
Income from operations                                               31,360           31,796

OTHER INCOME (EXPENSE):
Floorplan interest expense                                           (5,447)          (4,390)
Other interest expense, net                                          (2,369)          (2,739)
Other expense, net                                                      (26)             (75)
                                                               ------------     ------------
INCOME BEFORE INCOME TAXES                                           23,518           24,592

PROVISION FOR INCOME TAXES                                            8,702            9,099
                                                               ------------     ------------
NET INCOME                                                     $     14,816     $     15,493
                                                               ============     ============

Basic earnings per share                                       $       0.66     $       0.68

Diluted earnings per share                                     $       0.64     $       0.64

Weighted average shares outstanding:
         Basic                                                   22,363,602       22,909,209
         Diluted                                                 23,010,648       24,140,222

OTHER DATA:
Gross margin                                                           16.5%            16.0%
Operating margin                                                        3.0%             3.4%
Pretax income margin                                                    2.3%             2.6%
Same store revenues                                                    -7.8%            -0.4%
Manufacturer floorplan assistance                              $      5,850     $      5,673

Retail new vehicles sold                                             22,177           20,769
Retail used vehicles sold                                            16,312           16,159
                                                               ------------     ------------
         Total retail unit sales                                     38,489           36,928
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                            GROUP 1 AUTOMOTIVE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                               MARCH 31,   DECEMBER 31,
                                                                                 2003          2002
                                                                              ----------   ------------
                                                                              (unaudited)    (audited)
ASSETS:
Current assets:
  Cash                                                                        $   20,224    $   24,333
  Contracts in transit and vehicle receivables                                   130,862       178,623
  Inventories                                                                    703,120       622,205
  Other assets                                                                    74,154        77,877
                                                                              ----------    ----------
       Total current assets                                                      928,360       903,038
                                                                              ----------    ----------

Property and equipment                                                           120,742       116,270
Intangible assets                                                                366,068       368,786
Investments and deferred costs from insurance and vehicle
  service contract sales                                                          31,883        32,637
Other assets                                                                       3,347         3,034
                                                                              ----------    ----------
       Total assets                                                           $1,450,400    $1,423,765
                                                                              ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Floorplan notes payable                                                     $  675,499    $  652,538
  Other interest-bearing liabilities                                                 895           997
  Accounts payable and accrued expenses                                          147,200       155,748
                                                                              ----------    ----------
       Total current liabilities                                                 823,594       809,283
                                                                              ----------    ----------

Debt                                                                              82,980        83,222
Other liabilities                                                                 39,217        38,656
                                                                              ----------    ----------
       Total liabilities before deferred revenues                                945,791       931,161
                                                                              ----------    ----------

Deferred revenues                                                                 46,772        49,187
Stockholders' equity                                                             457,837       443,417
                                                                              ----------    ----------
       Total liabilities and stockholders' equity                             $1,450,400    $1,423,765
                                                                              ==========    ==========

OTHER DATA:

Working capital                                                               $  104,766    $   93,755

Current ratio                                                                       1.13          1.12

Long-term debt to capitalization                                                      15%           16%

Last 12 months return on average equity                                               15%           16%


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